Exhibit 4(h)

Permanent Registered [          ] Subordinated Global Note

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE TO THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO A NOMINEE FOR DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO AMERICAN EXPRESS COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

AMERICAN EXPRESS COMPANY

[          ] Notes due            ,

$

No.	CUSIP:
CC:	ISIN:

AMERICAN EXPRESS COMPANY, a New York corporation (hereinafter called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, (a) the principal amount shown above and (b) accrued and unpaid interest, if any, on the principal amount then outstanding at the interest rate and on the interest payment dates, each as specified in the prospectus supplement attached hereto as Annex I and delivered herewith (together with any prospectuses, prospectus supplements or other supplements referenced therein (however titled), the “Prospectus”).

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof and in the Prospectus, which further provisions shall have the same effect as though fully set forth in this place.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee for the Notes by manual, facsimile or electronic signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, AMERICAN EXPRESS COMPANY has caused this instrument to be duly executed.

Dated:            ,

TRUSTEE’S CERTIFICATE OF AUTHENTICATION	AMERICAN EXPRESS COMPANY

This is one of the Securities described in the within-mentioned Indenture.	By:

Attest:

By:

THE BANK OF NEW YORK MELLON
As Trustee

By:

(Reverse of Global Note)

AMERICAN EXPRESS COMPANY

[            ] Notes due            ,

$

No.

This Note is one of a duly authorized issue of debentures, notes or other evidences of indebtedness (hereinafter called “Securities”) of the Company of the series hereinafter specified, all such Securities issued and to be issued under an indenture dated as of August 1, 2007, between the Company and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee (the “Trustee”), as supplemented by the second supplemental indenture dated as of May 26, 2022 and the fourth supplemental indenture dated as of February [ ], 2024, each between the Company and the Trustee (as so supplemented and as may be further supplemented from time to time, hereinafter called the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the rights and limitation of rights thereunder of the Holders of Securities and of the rights, obligations, duties and immunities of the Trustee for each series of Securities and of the Company, and the terms upon which Securities are and are to be authenticated and delivered. As provided in the Indenture, Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may be denominated in currencies other than U.S. dollars (including composite currencies), may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption or repurchase provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants, Events of Default or Covenant Defaults and may otherwise vary as in the Indenture provided or permitted. This Note is one of a series of the Securities designated [            ] Notes due            ,            (the “Notes”). Additional notes on the same terms and conditions and with the same CUSIP number as those of the Notes may be issued by the Company without the consent of the Holders of the Notes. Such further notes shall be consolidated and form a single series with the Notes.

Payment of the principal of, and premium, if any, and interest on, this Note will be made in immediately available funds at the office or agency of the Trustee maintained for that purpose in the Borough of Manhattan, The City of New York, State of New York, in such coin or currency of the United States of America or other currency or composite currency, as specified on the face of this Note or in the Prospectus, as at the time of payment shall be legal tender for payment of public and private debts; provided, however, that (A) at the option of the Company payment of interest on any Note issued in definitive form will be payable (i) by a U.S. dollar check drawn on a bank in The City of New York mailed to the address of the person entitled thereto as such address shall appear in the Security Register, or (ii) by wire transfer in immediately available funds at the place and to the account as the Person entitled thereto may designate, as specified in the Security Register in writing no later than the fifteenth day immediately preceding the relevant Interest Payment Date and (B) payment on any Note issued as a Global Security will be made to or as directed by the Depositary.

Redemption

If so specified in the Prospectus, the Company may, at its option, redeem this Note in whole or in part, on the redemption date specified in the Prospectus and at the redemption price specified therein. Provisions regarding requirements and procedures for redemption, if other than as set forth in the Indenture, will be set forth in the Prospectus.

Unless otherwise specified in the Prospectus, this Note will not be subject to any sinking fund.

Subordination

The payment of principal of and interest on this Note is, to the extent and in the manner provided in the Indenture, subordinated and subject in right of payment to the prior payment in full of all amounts then due on all Senior Indebtedness of the Company, and this Note is issued subject to such subordination provisions contained in the Indenture. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee such Holder’s attorney-in-fact for any and all such purposes. Each Holder of this Note, by his or her acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter created, incurred, assumed or guaranteed, and waives reliance by each such Holder upon said provisions.

Other Terms

The Indenture contains provisions for defeasance and discharge at the Company’s option of either the entire principal of all the Notes of any series or of certain covenants in the Indenture upon compliance by the Company with certain conditions set forth therein.

If an Event of Default with respect to the Notes, as defined in the Indenture, shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture. No other defaults under or breaches of the Indenture or terms of the Notes will result in an Event of Default, whether after notice, the passage of time or otherwise, and therefore none of such events (even if constituting a Covenant Default) will result in a right of acceleration of payment of the outstanding principal amount of the Notes.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding of each series affected thereby. The Indenture also permits, with certain exceptions as therein provided, the Holders of not less than a majority in aggregate principal amount of outstanding Notes of any series, on behalf of the holders of all the Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences with respect to a series. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain exceptions therein set forth, the transfer of this Note is registrable on the Securities Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Trustee to be maintained for that purpose in the City of New York, New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in denominations set forth in the Prospectus. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of a like tenor and of a different authorized denomination, as requested by the Holder surrendering the same.

This Note is a Global Security and will only be exchangeable for a Note in definitive form if (i) the Depositary with respect to this Global Security notifies the Company in writing that it is unwilling or unable to continue as Depositary for such Global Security or the Depositary ceases to be a clearing agency registered under the Exchange Act or other applicable statute or regulation if required thereunder, and the Company does not appoint a successor Depositary within 90 days, (ii) the Company executes and delivers to the Trustee a Company Order that this Global Security shall be so transferable and exchangeable or (iii) there shall have occurred and be continuing an Event of Default with respect to the Notes.

No service charge shall be made for any such transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the registration of such transfer or exchange, other than certain exchanges not involving any transfer.

In case this Note shall at any time become mutilated, destroyed, stolen or lost and this Note or evidence of the loss, theft, or destruction hereof (together with such indemnity and such other documents or proof as may be required by the Company or the Trustee) shall be delivered to the principal corporate trust office of the Trustee, a new Note of like tenor and Principal Amount will be issued by the Company in exchange for, or in lieu of, this Note.  All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the holder of this Note.

Holders of Securities may not enforce their rights pursuant to the Indenture or the Note except as provided in the Indenture.

All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture, and all terms used in this Note that are defined in the Prospectus shall have the meanings assigned to them in the Prospectus. In the event of any inconsistency between the definitions in the Indenture and the definitions in the Prospectus, the definitions in the Prospectus shall govern.

This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

Prior to due presentment for registration of transfer, the Company, the Trustee for the Notes and any agent of the Company or such Trustee may treat the Person in whose name this Note is registered as the Holder hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Company, such Trustee nor any such agent shall be affected by notice to the contrary.

Annex I